Exhibit 99.1

Orion HealthCorp's 10-KSB Filing to Be Delayed

    ATLANTA & HOUSTON--(BUSINESS WIRE)--April 18, 2005--Orion HealthCorp, Inc. (AMEX:ONH) today announced that, due to the complexity of its previously announced restructuring and acquisition transactions closed in December 2004, the Company has found it necessary to delay the filing of its Annual Report on Form 10-KSB beyond the extended April
15, 2005, deadline.
    The Company's restructuring and acquisition transactions included issuances of new equity securities for cash and contribution of outstanding debt, the acquisition of three new businesses and the restructuring of its debt facilities. The Company also completed a one-for-ten reverse stock split, created three new classes of common stock and changed its name. As a result of the complexity involved in accounting for the restructuring and acquisition transactions, including the fact that one of the acquisition transactions is accounted for as a "reverse" merger for accounting purposes, the audited consolidated financial statements and Form 10-KSB of the Company could not be completed by the April 15, 2005, deadline. The
Company continues to work on the financial statements and Form 10-KSB and intends to file the Form 10-KSB by April 27, 2005.
    Specifically, the Company acquired Integrated Physician Solutions,
Inc. ("IPS") in one of the acquisition transactions. In light of the terms of the restructuring and acquisition transactions, it has been determined that IPS is the acquirer in the transaction for accounting purposes. As such, IPS is being treated as the continuing reporting entity for accounting purposes.
    While the Company's audited consolidated financial statements are not yet complete, the Company estimates that it will report net operating revenues of approximately $21.8 million and a pre-tax net loss of approximately $6.2 million for the year ended December 31, 2004. As a result of the reverse accounting treatment, the financial results consist of the historical results of IPS for the full twelve months ended December 31, 2004, and include the results of the Company's SurgiCare surgery and diagnostic center business and Medical
Billing Services, Inc. (including the operations of Dennis Cain
Physician Solutions, Ltd.) commencing on December 15, 2004. In its
Schedule 12b-25 filed with the Securities and Exchange Commission on March 30, 2005, the Company previously reported an estimate of pro forma net revenue and pro forma net loss. These numbers were based on pro forma information that included the pro forma combined results of SurgiCare, IPS, Medical Billing Services, Inc. and Dennis Cain
Physician Solutions, Ltd. for the full twelve month period ended
December 31, 2004.
    Orion HealthCorp, Inc. is a healthcare services organization resulting from a recent combination of four different operating companies. The Company provides complementary business services to physicians through three business units: SurgiCare, serving the freestanding ambulatory surgery center market; Integrated Physician
Solutions, Inc., providing business services to pediatric practices and technology solutions to general and specialized medical practices;
and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.
    Certain statements in this press release constitute
"forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, 678-832-1800
             or
             Keith G. LeBlanc, 713-973-6675